Exhibit 21.1

HF FOODS GROUP INC.

Subsidiaries

	Entity Name	State of Incorporation	Other Names under which Company Does Business
1	HF Group Holding Corp.	Delaware
2	Han Feng, Inc.	North Carolina
3	Morning First Delivery, Inc.	North Carolina
4	R&N Holdings, LLC	North Carolina
5	R&N Charlotte, LLC	North Carolina
6	Chinesetg, Inc.	New York
7	New Southern Food Distributors, Inc.	Florida
8	B&B Trucking Services, Inc.	Florida
9	Kirnland Food Distribution, Inc.	Georgia
10	HF Foods Industrial, Inc.	North Carolina	HF Foods Industrial, L.L.C.
11	273 Fifth Avenue, L.L.C.	Delaware
12	B&R Global Holdings, Inc.	Delaware
13	B&R Group Logistics Holding LLC	Delaware
14	B&R Group Realty Holding LLC	Delaware
15	B & L Trading, LLC	Washington	Big Sea Trading; Long Chang International Trading; Royal Food Wholesale
16	Capital Trading, LLC	Utah	Great Wall Seafood Trading, LLC; Big Sea Trading, LLC
17	Great Wall Seafood LA, LLC	California
18	Mountain Food, LLC	Colorado
19	Ocean West Food Services, LLC	California	West Coast Trading
20	R & C Trading, L.L.C.	Arizona	Great Wall Seafood AZ
21	Rongcheng Trading, LLC	California	Always Best; BaoLee Trading; West Coast Food Wholesale
22	Win Woo Trading, LLC	California	T&G Group; Harvest Food Trading; New Berry Trading
23	Min Food, Inc.	California	Young’s Food Wholesale; Grand Food; B&L Trading
24	Monterey Food Service, LLC	California
25	Irwindale Poultry, LLC	California
26	KYL Group, Inc.	Nevada
27	American Fortune Foods, Inc.	California
28	Happy FM Group, Inc.	California
29	GM Food Supplies, Inc.	California
30	Lin’s Distribution Inc, Inc.	Utah
31	Lin’s Farms, LLC	Utah
32	Hayward Trucking, Inc.	California
33	Golden Well, Inc.	California
34	Kami Trading, Inc.	California

35	Royal Trucking Services, Inc.	Washington
36	Royal Service, Inc.	Oregon
37	MF Food Services, Inc.	California
38	B&R Realty, LLC	California
39	Lucky Realty, LLC	California
40	Genstar Realty, LLC	California
41	Murray Properties, LLC	Utah
42	Fortune Liberty, LLC	Utah
43	Hardin St Properties, LLC	Montana
44	Lenfa Food, LLC	Colorado
45	A & Kie, LLC	Arizona
46	Big Sea Realty, LLC	Washington
47	Great Wall Seafood IL, LLC	Illinois
48	Great Wall Seafood TX, LLC	Texas
49	Great Wall Seafood VA, LLC	Virginia

Dissolved subsidiaries:

	Entity Name	State of Incorporation	Other Names under which Company Does Business
1	Truse Trucking, Inc.	North Carolina
2	R&N Lexington, LLC	North Carolina
3	Kirnsway Manufacturing, Inc.	North Carolina
4	Best Choice Trucking, LLC	California
5	New Berry Trading, LLC	California
6	Yi Z Service, LLC	California
7	Fuso Trucking Corp.*	California
8	Hayward Realty, LLC	California
*FUSO Trucking Corp. was considered a variable interest entity (“VIE”) under U.S. GAAP.